EXHIBIT (a.3)

                             ARTICLES SUPPLEMENTARY

                                       TO

             THE ARTICLES OF INCORPORATION OF WEBS INDEX FUND, INC.


                  WEBS Index Fund, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                           FIRST: Immediately prior to the filing of these Articles Supplementary (i) the Corporation was authorized to issue six billion (6,000,000,000) shares of capital stock designated as Common Stock and having a par value of one tenth of one cent ($.001) per share for an aggregate par value of six million dollars ($6,000,000), (ii) 5,999,425,000 authorized shares of Common Stock were previously classified by the Board of Directors and were allocated among the Corporation's seventeen series as follows:

                  Australia WEBS Index Series                     127,800,000
                  Austria WEBS Index Series                        19,800,000
                  Belgium WEBS Index Series                       136,200,000
                  Canada WEBS Index Series                        340,200,000
                  France WEBS Index Series                        340,200,000
                  Germany WEBS Index Series                       382,200,000
                  Hong Kong WEBS Index Series                     191,400,000
                  Italy WEBS Index Series                          63,600,000
                  Japan WEBS Index Series                       2,124,600,000
                  Malaysia WEBS Index Series                      127,800,000
                  Mexico (Free) WEBS Index Series                 255,000,000
                  Netherlands WEBS Index Series                   255,000,000
                  Singapore WEBS Index Series                     191,400,000
                  Spain WEBS Index Series                         127,800,000
                  Sweden WEBS Index Series                         63,600,000
                  Switzerland WEBS Index Series                   318,625,000
                  United Kingdom WEBS Index Series                934,200,000

         and (iii) the remaining 575,000 authorized shares of Common Stock were undesignated as to series.

                           SECOND: Acting pursuant to authority granted to the Board of Directors in Article FIFTH of the Corporation's Articles of Incorporation, as amended, Section 2-105(a) of the Maryland General Corporation Law to classify and reclassify authorized but unissued shares of its Common Stock, and Section 2-105(c) of the Maryland General Corporation Law to increase or decrease the aggregate number of shares of its Common Stock, the Board of Directors has (i) increased the number of shares of Common Stock, par value one tenth of one cent per share ($.001), the Corporation has the authority to issue by four billion nine hundred thousand (4,900,000,000) shares, i.e., from six billion (6,000,000,000) shares to ten billion nine hundred thousand (10,900,000,000) shares, (ii) designated the following named series of Common Stock: Brazil (Free) WEBS Index Series, EMU WEBS Index Series, Greece WEBS Index Series, Indonesia (Free) WEBS Index Series, Korea WEBS Index Series, Portugal WEBS Index Series, South Africa WEBS Index Series, Taiwan WEBS Index Series, Thailand (Free) WEBS Index Series, Turkey WEBS Index Series and USA WEBS Index Series and (iii) provided for the issuance of shares of each of the series described in item (i) above. Each series so designated shall consist, until further changed, of the number of shares allocated to such series by the Board of Directors as set forth below:

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                  Brazil (Free) WEBS Index Series                 500,000,000
                  EMU WEBS Index Series                           500,000,000
                  Greece WEBS Index Series                        200,000,000
                  Indonesia (Free) WEBS Index Series              200,000,000
                  Korea WEBS Index Series                         200,000,000
                  Portugal WEBS Index Series                      200,000,000
                  South Africa WEBS Index Series                  200,000,000
                  Taiwan WEBS Index Series                        200,000,000
                  Thailand (Free) WEBS Index Series               200,000,000
                  Turkey WEBS Index Series                        200,000,000
                  USA WEBS Index Series                           500,000,000

         with the result that the authorized shares of Common Stock are now allocated as follows:

                  Australia WEBS Index Series                     127,800,000
                  Austria WEBS Index Series                        19,800,000
                  Belgium WEBS Index Series                       136,200,000
                  Brazil (Free) WEBS Index Series                 500,000,000
                  Canada WEBS Index Series                        340,200,000
                  EMU WEBS Index Series                           500,000,000
                  France WEBS Index Series                        340,200,000
                  Germany WEBS Index Series                       382,200,000
                  Greece WEBS Index Series                        200,000,000
                  Hong Kong WEBS Index Series                     191,400,000
                  Indonesia (Free) WEBS Index Series              200,000,000
                  Italy WEBS Index Series                          63,600,000
                  Japan WEBS Index Series                       2,124,600,000
                  Korea WEBS Index Series                         200,000,000
                  Malaysia WEBS Index Series                      127,800,000
                  Mexico (Free) WEBS Index Series                 255,000,000
                  Netherlands WEBS Index Series                   255,000,000
                  Portugal WEBS Index Series                      200,000,000
                  Singapore WEBS Index Series                     191,400,000
                  South Africa WEBS Index Series                  200,000,000
                  Spain WEBS Index Series                         127,800,000
                  Sweden WEBS Index Series                         63,600,000
                  Switzerland WEBS Index Series                   318,625,000
                  Taiwan WEBS Index Series                        200,000,000
                  Thailand (Free) WEBS Index Series               200,000,000
                  Turkey WEBS Index Series                        200,000,000
                  United Kingdom WEBS Index Series                934,200,000
                  USA WEBS Index Series                           500,000,000

         and the remaining 1,800,575,000 authorized shares of Common Stock remain undesignated as to series.

                           THIRD: The terms of the shares of each series of Common Stock designated above are as set forth in the Corporation's Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland on September 1, 1994, as amended by Articles of Amendment, dated February 29, 1996.

                            FOURTH: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940.

                           FIFTH: After giving effect to the foregoing, the total number of shares of capital stock that the Corporation has authority to issue is ten billion (10,000,000,000) shares of its Common Stock, par


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         value one tenth of one cent per share ($.001), for an
         aggregate par value of ten million dollars ($10,000,000).



                  IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on December 9, 1999.


WITNESS:                                    WEBS INDEX FUND, INC.



By:  /s/ John P. Falco                      By:  /s/ Nathan Most
     -----------------------------               --------------------------
Name:    John P. Falco                      Name:    Nathan Most
Title:   Assistant Secretary                Title:   President



                  THE UNDERSIGNED, President of WEBS Index Fund, Inc., who executed on behalf of the Corporation Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                      /s/ Nathan Most
                                                      ---------------------
                                                      Name:  Nathan Most




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